Exhibit 99.1

Cesca Therapeutics Announces 1-for-20 Reverse Split of Common Stock

Trading on a Post-Split basis is Scheduled to Begin March 7, 2016

RANCHO CORDOVA, Calif – March 4, 2016 – Cesca Therapeutics Inc. (NASDAQ: KOOL), an autologous cell-based regenerative medicine company, has amended its Certificate of Incorporation to reflect a 1-for-20 reverse stock split effective 5:00pm PST on March 4, 2016.

Computershare, the Company’s transfer agent, is acting as the exchange agent for the reverse split. Stockholders of record as of close of business on March 4, 2016 will receive the forms and notices to exchange their existing shares for the new shares from the exchange agent, or from their bank, broker or other nominee holder. Stockholders will not receive fractional shares in connection with the reverse stock split. Instead, stockholders who would otherwise be entitled to receive fractional shares of Common Stock are entitled to receive one whole share of new Common Stock for the fractional share interest.

Stockholders who hold stock certificates evidencing their shares of Cesca Therapeutics Inc. Common Stock are advised that they should not send in their stock certificates until they receive a letter of transmittal, which will contain detailed instructions for exchanging their existing stock certificates. After the reverse stock split, the Company’s Common Stock has a new CUSIP number 157131202, but the par value and other terms of the Common Stock were not affected by the reverse stock split.

The Company expects that the split-adjusted shares of its Common Stock will begin trading on The Nasdaq Capital Market at the open of the market on March 7, 2016. Nasdaq has informed the Company that no change will be made to the symbol “KOOL” in connection with the reverse stock split.

The Company’s Board of Directors implemented the reverse split with the objective of regaining compliance with the $1 minimum bid price listing maintenance requirements of The Nasdaq Capital Market. The Company has until March 28, 2016 to comply with the requirement. The reverse split also will have the effect of increasing the number of shares of Common Stock available for issuance by the Company. The Company’s stockholders approved the reverse split at the annual meeting of stockholders.

About Cesca Therapeutics Inc.

Cesca Therapeutics Inc. (www.cescatherapeutics.com) is engaged in the research, development and commercialization of autologous cell-based therapeutics for use in regenerative medicine. The Company is a leader in the development and manufacture of automated blood and bone marrow processing systems that enable the separation, processing and preservation of cell and tissue therapy products.  These include:

The SurgWerks™ with VXP Platform - proprietary, indication-specific stem cell therapy kits and associated devices, for use at the point-of-care in treating vascular and orthopedic diseases.

The CellWerksTM Platform - a proprietary stem cell laboratory system for processing target cells used in the treatments of oncological and hematological disorders.

The AutoXpress® Platform (AXP®) - a proprietary automated device with companion sterile blood processing disposables for harvesting stem cells from cord blood.

The MarrowXpress® Platform (MXP®), a derivative product of the AXP and its accompanying disposable bag set, for the isolation and concentration of stem cells from bone marrow.

The BioArchive® System, an automated cryogenic device used by cord blood banks for the cryopreservation and storage of cord blood stem cell specimens for future use in approved regenerative medicine procedures.

Forward Looking Statement

The statements contained herein may include statements of future expectations and other forward looking statements that are based on management’s current views and assumptions and involve known and unknown risks and uncertainties that could cause actual results, performance or events to differ materially from those expressed or implied in such statements, including, without limitation, our ability to maintain the minimum bid price listing maintenance requirements of The Nasdaq Capital Market and continue our listing. Further description of other risks that could cause actual events to differ from the outcomes predicted by Cesca Therapeutics' forward-looking statements is set forth under the caption "Risk Factors" in Cesca Therapeutics annual report on Form 10-K and other reports it files with the Securities and Exchange Commission from time to time, and you should consider each of those factors when evaluating the forward-looking statements. Contact: Cesca Therapeutics Inc. http://www.cescatherapeutics.com.  Cesca may, at its discretion, choose to publish on-going interim notifications, requests for further information as received from the FDA, Medicare or equivalent foreign agencies, but as a general policy only makes announcements regarding material or significant information, such as filing of applications, approvals, initiation of studies, and conclusions.

Contact:

Cesca Therapeutics Inc.

http://www.cescatherapeutics.com

Investor Contact: Kirin Smith, PCG Advisory Group

+ 1-646-863-6519, or ir@cescatherapeutics.com

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